SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SUNESIS PHARMACEUTICALS, INC.

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2016

To the Stockholders of Sunesis Pharmaceuticals, Inc.:

The 2016 annual meeting of stockholders of Sunesis Pharmaceuticals, Inc. will be held on Tuesday, June 7, 2016 at 10:00 a.m., local time, at our headquarters located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California, 94080 for the following purposes:

1.	To elect three directors nominated by the board of directors to serve until the 2019 annual meeting of stockholders, as described in this proxy statement.

2.	To approve, on an advisory basis, the compensation of the Sunesis named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2016.

4.	To approve an amendment to Sunesis’ amended and restated certificate of incorporation in order to effect a reverse stock split of the issued and outstanding shares of Sunesis’ common stock.

5.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

These items of business are more fully described in this proxy statement. The record date for the annual meeting is April 11, 2016. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 7, 2016 at 10:00 a.m., local time, at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. This proxy statement and our annual report for the fiscal year ended December 31, 2015, including consolidated financial statements, are available to you at: www.proxyvote.com.

Please see the map at www.sunesis.com/site/contact_us.php for directions to our headquarters. We look forward to seeing you at the annual meeting.

By Order of the board of directors,

Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

South San Francisco, California

April     , 2016

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares over the telephone or the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

We are furnishing these proxy materials to our stockholders in connection with the solicitation of proxies by the board of directors of Sunesis Pharmaceuticals, Inc., which we sometimes refer to herein as the Company, Sunesis or we, for our 2016 annual meeting of stockholders, or the Annual Meeting, to be held on June 7, 2016, and any adjournment, continuation or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Our principal executive office is located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

These proxy materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, this proxy statement and the Notice of Internet Availability of Proxy Materials are first being distributed and made available to stockholders on or about April 25, 2016. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, the Notice or voting instructions are being forwarded to you by that organization. The Notice is not a voting form; however, the Notice provides instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card or by voting in person at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. We are providing stockholders who have previously requested to receive paper copies of our proxy materials with paper copies of our proxy materials. We intend to mail the Notice and the full sets of proxy materials to the stockholders as described above on or about April 25, 2016.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notice or proxy materials to ensure that all of your shares are voted.

Solicitation

The expenses of preparing, printing and distributing the materials used in the solicitation of proxies on behalf of the board of directors will be borne by us. In addition to the solicitation of proxies by use of the mail, we may utilize the services of certain of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. We have retained Broadridge Investor Communication Services, or Broadridge, to aid in the distribution of proxies and the provision of telephone and Internet voting services, which will be paid for by us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Voting Rights

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on April 11, 2016 are entitled to notice of, and to vote on, each of the matters to be voted upon at the Annual Meeting. On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 11, 2016. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting. Cumulative voting is not available.

If on April 11, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.

If on April 11, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or voting instructions are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Matters Submitted to a Vote of Stockholders, Voting Quorum, Abstentions and Voting Requirements

There are four matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: the election of three directors nominated by the board of directors to serve until the 2019 annual meeting of stockholders;

•	Proposal No. 2: the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Proposal No. 3: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

•	Proposal No. 4: the amendment to our amended and restated certificate of incorporation in order to effect a reverse stock split of the issued and outstanding shares of our common stock.

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. A quorum will be present if stockholders holding at least a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. As of April 11, 2016, the record date for the Annual Meeting, there were [●] shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee holding your shares in “street name”) or if you vote in person at the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares entitled to vote and present either in person or represented by proxy may adjourn the meeting to another date.

Votes will be counted by the inspector of elections appointed for the Annual Meeting. With respect to Proposal No. 1, you may vote “For” all the nominees to the board of directors, “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. With respect to Proposal Nos. 2, 3 and 4, you may vote “For” or “Against” or abstain from voting. Abstentions will be counted towards the vote total with respect to Proposal Nos. 2, 3 and 4, and will have the same effect as “Against” votes. Broker non-votes, which are discussed in greater detail below, will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved, except for Proposal 4, where broker non-votes will have the same effect as “Against” votes. An automated system administered by Broadridge will tabulate all votes cast at the Annual Meeting.

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For Proposal No. 1, which relates to the election of directors, the three nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, which relates to the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, which relates to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal No. 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

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To be approved, Proposal No. 4, which relates to the amendment to our amended and restated certificate of incorporation in order to effect a reverse stock split of the issued and outstanding shares of our common stock, must receive “For” votes from the holders of a majority of shares entitled to vote on this matter and present either in person or represented by proxy. If you fail to return your proxy card, it will have the same effect as an “Against” vote. If you return your proxy card and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

Voting Procedures and Options

The procedures for voting are fairly simple and are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy via the Internet or vote by proxy using a proxy card that you may request. The envelope you may be provided requires no postage if mailed in the United States. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card that you may request, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on June 6, 2016 to be counted.

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To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on June 6, 2016 to be counted.

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. If you make this election, you will receive an email message shortly after the proxy statement is released containing the Internet link to access our Notice, proxy statement and annual report. The email will also include instructions for voting on the Internet.

In order to receive these materials electronically, follow the instructions to vote on the Internet at www.proxyvote.com and, when prompted, indicate that you agree to access stockholder communications electronically in the future. Your choice to receive proxy materials electronically will remain in effect until you contact our Corporate Secretary and inform us otherwise. You may send an electronic message to bjerkholt@sunesis.com or contact our Corporate Secretary by mail at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Nominee

If you are a beneficial owner whose stock is held in street name, you should have received a Notice containing voting instructions from your bank, broker or other nominee, rather than from us. Simply follow the voting instructions in such Notice regarding how to instruct your broker or other nominee holding the shares to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

You may request a paper or email copy of the proxy materials at no charge via the Internet at www.proxyvote.com, by calling 1-800-579-1639, or by sending a blank email to sendmaterial@proxyvote.com with your control number by May 24, 2016. Beneficial owners will not otherwise receive a paper or email copy of the proxy materials.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

The Annual Meeting will be held on Tuesday, June 7, 2016 at 10:00 a.m. Pacific Time at our principal executive offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Directions to the Annual Meeting may be found at www.sunesis.com/site/contact_us.php. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 11, 2016 as well as a proxy from the record holder to the stockholder.

Voting of Proxies

Stockholder of Record

If you are a stockholder of record and you return a signed proxy card to us or otherwise vote before the Annual Meeting, we will vote your shares as you direct. All shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy:

•	Proposal No. 1: “For” the election of the three directors nominated by the board of directors to serve until the 2019 annual meeting of stockholders;

•	Proposal No. 2: “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Proposal No. 3: “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•	Proposal No. 4: “For” the amendment to our amended and restated certificate of incorporation in order to effect a reverse stock split of the issued and outstanding shares of our common stock; and

•	At the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Beneficial Owner

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, as further described below. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal, except for Proposal 4, where broker non-votes will have the same effect as “Against” votes.

Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested, and executive compensation, including the advisory stockholder vote on executive compensation and on the frequency of stockholder votes on executive compensation, and, accordingly, include Proposal Nos. 1, 2 and 4. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

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delivering written notice of revocation to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, or in person at the Annual Meeting;

•	submitting a later dated proxy; or

•	attending the Annual Meeting and voting in person.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Internet Availability of Proxy Materials

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2015 and a letter to stockholders are available at https://materials.proxyvote.com/867328.

Results of the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Availability of Our Independent Registered Public Accounting Firm

Representatives of Ernst & Young LLP, our independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For additional information regarding the Audit Committee and its activities with Ernst & Young LLP, see “Information About the Board of Directors and Corporate Governance” and “Report of the Audit Committee of the Board of Directors.”

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE VOTE BY PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL NO. 1

ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

Our board of directors, or our Board, consists of nine members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their successors are duly elected and qualified, or their earlier death, resignation or removal. In accordance with our amended and restated certificate of incorporation and bylaws, our Board may fill any vacancy on the Board by appointment.

The three nominees for Class II director are James W. Young, Ph.D., Steven B. Ketchum, Ph.D., and Homer L. Pearce, Ph.D., each of whom currently serves as a Class II director whose term expires at the Annual Meeting. If re-elected at the Annual Meeting, each of these nominees would serve until our 2019 annual meeting of stockholders and until his or her successor is elected and qualified, or, if sooner, until his or her death, resignation or removal. Each nominee has indicated his or her willingness to continue to serve as a director if re-elected. Our management has no reason to believe that any nominee will be unable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee proposed by management.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than three persons. The three nominees nominated by the Board to serve as Class II directors must receive the most “For” votes (among votes properly cast in person or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” or “Withheld” will affect the outcome.

The following table sets forth certain information as of April 1, 2016 with respect to our directors, including the three persons nominated for election by our Board at the Annual Meeting.

Name	Age	Director Since
James W. Young, Ph.D.	71	2000
Daniel N. Swisher, Jr.	53	2004
Steve R. Carchedi	54	2013
Matthew K. Fust	51	2005
Steven B. Ketchum, Ph.D.	51	2012
Geoffrey M. Parker	51	2016
Dayton Misfeldt	42	2009
Homer L. Pearce, Ph.D.	63	2006
David C. Stump, M.D.	66	2006

The principal occupations and positions of our directors, including the three persons nominated for election by our Board at the Annual Meeting, for at least the past five years, are as follows:

Class II Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2019

James W. Young, Ph.D. served as Executive Chairman of our Board from December 2003 to April 2009 and has served as non-executive Chairman of our Board since April 2009. From May 2000 to November 2003, Dr. Young served as our Chief Executive Officer. In April 2006, he joined 5AM Ventures, a venture capital firm, as a Venture Partner. From September 1995 to March 2000, Dr. Young served as Vice President of Research, as Senior Vice President, Research and Development, and as Group Vice President at ALZA Corporation, a pharmaceutical company. From September 1992 to August 1995, Dr. Young served as Senior Vice President for

Business Development and as President of the Pharmaceuticals Division of Affymax, N.V., a biopharmaceutical company. From September 1987 to August 1992, he served as Senior Vice President for Business Development and as Senior Vice President and General Manager of the Pharmaceuticals Division at Sepracor Inc., a pharmaceutical company. Dr. Young also served as a director of Corixa Corporation, a biopharmaceutical company, from 2000 to July 2005. Dr. Young holds a B.S. in Chemistry from Fordham University and a Ph.D. in Organic Chemistry from Cornell University. The Board has concluded that Dr. Young should serve on our Board due to his prior history as our Chief Executive Officer and his long tenure as Board Chairman, which brings continuity to the Board and a depth of understanding. In addition, the Board believes that he brings operational and industry expertise due to his experience in management of other pharmaceutical and biopharmaceutical companies, as well as leadership skills that are important to the Board.

Steven B. Ketchum, Ph.D. served as our Senior Vice President, Research and Development from June 2008 to February 2012. In February 2012, Dr. Ketchum accepted the position of President of Research and Development, Senior Vice President at Amarin Corporation plc, a biopharmaceutical company, and concurrently transitioned from his executive role to a member of our Board. From May 2005 to May 2008, Dr. Ketchum served as Senior Vice President, Research & Development and Medical Affairs of Reliant Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by GlaxoSmithKline in 2007. From June 2002 to April 2005, Dr. Ketchum served as Senior Vice President, Operations and Regulatory Affairs for IntraBiotics Pharmaceuticals, Inc. Dr. Ketchum also held positions at ALZA Corporation from November 1994 to May 2002, most recently as Senior Director, Regulatory Affairs. Dr. Ketchum earned a Ph.D. in Pharmacology from University College London (funded by the Sandoz Institute for Medical Research) and a B.S. in Biological Sciences from Stanford University. The Board has concluded Dr. Ketchum should serve on our Board due to his tenure at Sunesis and his scientific and regulatory expertise and industry background, which position him to make an effective contribution to the Board, and which the Board believes to be particularly important as we continue our drug development efforts and progress towards potential future regulatory filings.

Homer L. Pearce, Ph.D. served in various capacities at Eli Lilly & Company between 1979 and March 2006, including Vice President, Cancer Research and Clinical Investigation from 1994 to 2002 and Distinguished Research Fellow, Cancer Research, Lilly Research Laboratories from 2002 to March 2006. Dr. Pearce is a member of the American Association for Cancer Research, the American Chemical Society and the American Association for the Advancement of Science. Dr. Pearce holds a B.S. from Texas A&M University and a Ph.D. in Organic Chemistry from Harvard University. The Board has concluded that Dr. Pearce should serve on our Board due to his scientific expertise and industry background, which are valuable as we continue our drug development efforts.

Class III Directors Continuing in Office Until the 2017 Annual Meeting

Matthew K. Fust is a board member and advisor to life sciences companies. He retired as Executive Vice President and Chief Financial Officer at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where he served from January 2009 to October 2013. Prior to joining Onyx, Mr. Fust was Executive Vice President and Chief Financial Officer at Jazz Pharmaceuticals, Inc., a pharmaceutical company, which he joined in May 2003. From May 2002 to May 2003, Mr. Fust was Chief Financial Officer at Perlegen Sciences, Inc., a biotechnology company. From June 1996 to January 2002, Mr. Fust was with ALZA Corporation, first as Controller and then as Chief Financial Officer. In addition, Mr. Fust serves as a member of the board of directors of MacroGenics, Inc., a biopharmaceutical company, Ultragenyx Pharmaceutical Inc., a biotechnology company, Demira, Inc., a biotechnology company, and Atara Biotherapeutics, a biotechnology company. Mr. Fust holds a B.A. in Accounting from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Fust should serve on our Board due to his financial expertise, in particular with its focus on the pharmaceutical and biopharmaceutical industries. This expertise makes him an important resource for the Board in its oversight of our financial operations and related reporting.

David C. Stump, M.D. was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., a biopharmaceutical company, serving there from November 1999 until December 2012. From December 2003 to May 2007, Dr. Stump served as Executive Vice President, Drug Development at Human Genome Sciences and, from November 1999 to December 2003, as its Senior Vice President, Drug Development. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump is a member of the board of directors of MacroGenics, Inc., a biopharmaceutical company, Portola Pharmaceuticals, Inc., a biopharmaceutical company, and Regenxbio, Inc., a biopharmaceutical company, and a member of the board of trustees of Earlham College. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and did his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. The Board has concluded that Dr. Stump should serve on our Board due to his scientific and clinical expertise and industry background, which are valuable as we continue our drug development efforts.

Daniel N. Swisher, Jr. has served as our Chief Executive Officer, or CEO, and a member of our Board since January 2004 and also as our President since August 2005. From December 2001 to December 2003, he served as our Chief Business Officer and Chief Financial Officer. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher also serves as non-executive chairman of the board of directors of Cerus Corporation, a biopharmaceutical company, and as a director of Corcept Therapeutics, Inc., a biopharmaceutical company. Mr. Swisher holds a B.A. in History from Yale University and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Swisher should serve on our Board due to his long tenure as our CEO, which brings continuity to the Board, his operational and industry expertise through his previous managerial roles as well as his detailed understanding of our business.

Class I Directors Continuing in Office Until the 2018 Annual Meeting

Steve R. Carchedi currently serves as the Chief Executive Officer and President of Cornerstone Pharmaceuticals, Inc., an oncology discovery and development company focused in cancer metabolism, since October 2014. Mr. Carchedi previously served as the Senior Vice President and President, Commercial Operations for Mallinckrodt Pharmaceuticals from 2012 to 2013. Having held key positions at several leading multinational pharmaceutical companies, previously, he served as Chief Marketing Officer for General Electric (GE) Healthcare-MDx where he was responsible for leading worldwide marketing for GE’s Medical Diagnostics business. Prior to joining GE Healthcare, Mr. Carchedi held senior commercial leadership positions at Endo Pharmaceuticals, Enzon Pharmaceuticals and McNeil Specialty Pharmaceuticals, a subsidiary of Johnson & Johnson, Eli Lilly & Company and Bristol Myers Squibb. Mr. Carchedi holds a Bachelor of Science in marketing from the West Chester University and a Masters in Business Administration in marketing from Drexel University. Mr. Carchedi also currently serves on the board of directors of Bionumerik Pharmaceuticals, Inc. The Board has concluded that Mr. Carchedi should serve on our Board due to his experience in oncology drug development and commercialization, which the Board believes are valuable as we continue our drug development efforts.

Geoffrey M. Parker served as the Executive Vice President and Chief Financial Officer of Anacor Pharmaceuticals, Inc., a biopharmaceutical company focused on small-molecule therapeutics, from May 2014 to May 2015 and was Senior Vice President and Chief Financial Officer at Anacor from September 2010 to May 2014. From April 1997 to April 2009, Mr. Parker was a Vice President, Managing Director and Partner at the global investment banking and securities firm Goldman Sachs Group, Inc., leading their West Coast Healthcare Investment Banking practice during this time. Mr. Parker also served in various capacities with Goldman Sachs Group, Inc. from 1990 to 1995 and 1986 to 1988. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker is currently a member of the board of directors of ChemoCentryx, Inc., a clinical-stage biopharmaceutical company. Mr. Parker received an A.B. from

Dartmouth College in Engineering Sciences and Economics and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Parker should serve on our Board based on his financial expertise, including his experience as Chief Financial Officer of Anacor, the chair of the audit committee of the board of directors of ChemoCentryx and his experience in investment banking, which can enhance the Board’s financial oversight over our operations.

Dayton Misfeldt is an Investment Partner at Bay City Capital LLC, a venture capital firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt currently serves on the board of directors of Interleukin Genetics, Inc., a genetic testing healthcare company. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. The Board has concluded that Mr. Misfeldt should serve on our Board due to his financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions.

There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF THE DIRECTORS

COVERED BY PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2013 annual meeting of stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. The stockholders indicated by advisory vote their preference to hold a say-on-pay vote every year. After consideration of the voting results, the Board elected to hold a stockholder say-on-pay vote every year.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee of the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board, or the Audit Committee, has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the year ending December 31, 2016 and has further directed that management submit the selection of Ernst & Young for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1998. Representatives of Ernst & Young are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Audit Committee is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Sunesis and our stockholders.

Stockholders are requested in this Proposal No. 3 to ratify the selection of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2016. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify this Proposal No. 3. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, Proposal No. 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-three (1:3) to one-for-fifteen (1:15). You are now being asked to vote upon an amendment to our amended and restated certificate of incorporation. Should we receive the required stockholder approval, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Annual Meeting:

•	whether or not to effect a reverse stock split, and

•	if so, the number of whole shares of our common stock between and including three and 15 which will be combined into one share of our common stock.

The Board believes that providing the flexibility for the Board to choose an exact split ratio based on then-current market conditions is in the best interests of Sunesis and its stockholders.

The text of the form of proposed amendment to our amended and restated certificate of incorporation is attached to this proxy statement as Annex A. Such form provides that any whole number of outstanding shares between and including three and 15 would be combined into one share of our common stock. If approved by the stockholders, and following such approval, the Board determines that a reverse stock split is in the best interests of Sunesis and its stockholders, the reverse stock split will become effective upon filing the amendment with the Secretary of State of the State of Delaware. The amendment will contain the number of shares selected by the Board within the limits set forth in this Proposal No. 4 to be combined into one share of our common stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The par value of Sunesis’ common stock would remain unchanged at $0.0001 per share. The amendment would not change the number of authorized shares of common stock. Accordingly, the reverse stock split will have the effect of creating additional unreserved shares of our authorized common stock. Although at present, we have no current arrangements or understandings providing for the issuance of the additional shares that would be made available for issuance upon effectiveness of the reverse stock split, these additional shares may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our clinical trials and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business or product lines through the acquisition of other businesses or products.

Certain of our officers and directors have an interest in this reverse split as a result of their ownership of shares of our stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split may be desirable and should be approved by stockholders for a number of reasons, including:

•

Reduced Risk of NASDAQ Delisting. By potentially increasing our stock price, the reverse stock split would reduce the risk that our stock could be delisted from The NASDAQ Capital Market, or NASDAQ, which requires, among other things, that issuers maintain a closing bid price of at least $1.00 per share. We announced on November 24, 2015 that we had received a letter dated November 24, 2015 from the Listing Qualifications Department of The NASDAQ Stock Market, or the Staff, notifying us that, for 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement, or the Bid Price Requirement, for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Listing Rules. In accordance with NASDAQ Listing Rules, we were given 180 calendar days, or until May 23, 2016, to regain compliance. To regain compliance, the bid price of our common stock needed to close at or above $1.00 for at least 10 consecutive business days at any time prior to May 23, 2016. If we do not regain compliance with NASDAQ Listing Rule 5550(a)(2) by May 23, 2016, but meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, we will be granted an additional 180 calendar day compliance period. If we fail to regain compliance during the grace period, our common stock could be subject to delisting.

•

Increase in Eligible Investors. A reverse stock split would allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock.

•

Increased Analyst and Broker Interest. A reverse stock split would help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Effects of the Reverse Stock Split

Reduction of Shares of Common Stock Held by Individual Stockholders. After the effective date of the proposed reverse stock split, each stockholder will own fewer shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares as described more fully below). For example, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to reverse stock split would continue to hold two percent of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is implemented, it will increase the number of stockholders of Sunesis who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reduction in Total Outstanding Shares of Common Stock. The proposed reverse stock split will reduce the total number of outstanding shares of common stock by the split ratio determined by the Board within the limits set forth in this Proposal No. 4.

Reduction in Total Shares of Common Stock Issuable upon Conversion of Series B Preferred Stock. The proposed reverse stock split will reduce the total number of shares of common stock issuable upon conversion of the outstanding Series B preferred stock by the split ratio determined by the Board within the limits set forth in this Proposal No. 4, which will automatically occur concurrently with the effectiveness of the proposed reverse stock split by adjustment of the conversion price of the Series B preferred stock pursuant to the Certificate of Designation of Preferences, Rights and Limitaions of Series B Convertible Preferred Stock.

The following table contains approximate information relating to our common stock under certain of the possible split ratios based on share information as of March 1, 2016:

	Pre Reverse Stock Split	1-for-3	1-for-10	1-for-15
Authorized	400,000,000	400,000,000	400,000,000	400,000,000
Outstanding	86,934,956	28,978,318	8,693,495	5,795,663
Reserved for future issuance pursuant to conversion of Series B preferred stock	20,200,000	6,733,333	2,020,000	1,346,666
Reserved for future issuance pursuant to outstanding warrants	5,627,664	1,875,888	562,766	375,177
Reserved for future issuance pursuant to outstanding awards under equity incentive plans	12,630,369	4,210,123	1,263,036	842,024
Reserved for future issuance pursuant to awards available for grant under equity incentive plans	4,084,837	1,361,612	408,483	272,322
Reserved for future issuance pursuant to 2011 Employee Stock Purchase Plan	631,690	210,563	63,169	42,112
Authorized and unreserved	269,890,484	356,630,163	386,989,051	391,326,036

Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our equity plans in proportion to the exchange ratio selected by the Board within the limits set forth in this Proposal No. 4. Under the terms of our outstanding equity awards, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented, our common stock will continue to trade on The NASDAQ Capital Market under the symbol “SNSS” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred), assuming our common stock has not otherwise been delisted due to our failure to comply with the minimum stockholders’ equity continued listing requirement or otherwise.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of Proposed Reverse Stock Split

The proposed reverse stock split may not increase our stock price, which would prevent us from realizing some of the anticipated benefits of the reverse stock split.

The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. In addition, there can be no assurance that we will not be delisted due to a failure to meet other continued listing requirements, including the minimum stockholders’ equity requirement, even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share. Notwithstanding the foregoing, the Board would only implement the proposed reverse stock split within the proposed exchange ratio range, if it believed it would result in the market price of our common stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement for the foreseeable future.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split is in the best interests of Sunesis and our stockholders. Such determination shall be based upon certain factors, including our then-current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, the likely effect on the market price of our common stock and the desire to continue to meet the continued listing requirements of The NASDAQ Capital Market. Notwithstanding the approval of the reverse stock split by our stockholders, the Board may, in its sole discretion, abandon the proposed amendment to our amended and restated certificate of incorporation and determine not to effect the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the reverse stock split prior to the one year anniversary of the Annual Meeting, additional stockholder approval would be required prior to implementing any reverse stock split.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this Proposal No. 4.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our common stock on the effective date as reported on The NASDAQ Capital Market by (b) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest (on an as-if converted to common stock basis).

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker). Record holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS OF RECORD SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

For beneficial holders of pre-reverse split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse stock split.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to our amended and restated certificate of incorporation to effect the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, or the Code, stockholders who are subject to the alternative minimum tax or Medicare contribution tax provisions of the Code, or stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current federal income tax law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his, her or its tax advisor as to the federal income tax consequences of the reverse stock split in such stockholder’s situation.

The federal income tax consequences of the reverse stock split will vary depending on whether a stockholder receives solely a reduced number of shares in the reverse stock split or receives cash for fractional shares. A stockholder who receives solely a reduced number of shares generally will not recognize gain or loss in the reverse stock split. A stockholder who receives cash for fractional shares generally will recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received for such fractional share. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

No gain or loss will be recognized by Sunesis as a result of the reverse stock split.

Required Vote and Recommendation of the Board of Directors

Approval and adoption of an amendment to our amended and restated certificate of incorporation to effect the reverse stock split requires the affirmative vote of at least a majority of Sunesis’ issued and outstanding shares of common stock entitled to vote either in person or by proxy at the Annual Meeting. If you ABSTAIN from voting, it will be counted towards the tabulation of votes cast on the proposal and will have the same effect as an AGAINST vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 4.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Members of the Board of Directors

The laws and rules governing public companies and the NASDAQ listing requirements obligate our Board to affirmatively determine the independence of its members. The Board consults with our corporate counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in NASDAQ listing requirements, as in effect from time to time.

Consistent with these considerations, after a review of all relevant transactions or relationships between each director, or any of their family members, and Sunesis, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that Ms. Kim, Drs. Young, Ketchum, Pearce and Stump, and Messrs. Carchedi, Fust, Misfeldt and Parker—a majority of our Board—are independent directors within the meaning of the applicable NASDAQ listing requirements.

In making its determination of independence, the Board considered the previous consulting relationships with Drs. Pearce and Stump, the relationships of Mr. Misfeldt and Ms. Kim with certain of our principal stockholders, Dr. Young’s position as our Executive Chairman until April 3, 2009 and compensation paid to Dr. Young in connection with such employment, and Dr. Ketchum’s position as our Senior Vice President, Research and Development until January 31, 2012 and compensation paid to Dr. Ketchum in connection with such employment. In 2015, neither Dr. Pearce nor Dr. Stump received consulting fees pursuant to these previous arrangements, nor are any fees outstanding, and neither Dr. Young nor Dr. Ketchum received any compensation other than as described under “Director Compensation” below. Our Board does not believe that these stockholder and former employment relationships or consulting arrangements interfere with these directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure

The Board is currently chaired by Dr. Young, Sunesis’ former Executive Chairman. Dr. Young, or the Board Chairman, has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and CEO reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that such separation creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Sunesis and its stockholders. As a result, we believe that having a Board Chairman separate from the CEO can enhance the effectiveness of the Board as a whole. In addition, Dr. Young’s previous position as Executive Chairman helps ensure that the Board and management act with a common purpose. In our view, having a Board Chairman far removed from management has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that Dr. Young’s former management position makes him best positioned to act as a bridge between management and the Board, facilitating the regular flow of information and implementation of our strategic initiatives and business plans. We also believe that it is advantageous to have a Board Chairman with extensive history and knowledge of Sunesis, as is the case with Dr. Young.

Role of the Board in Risk Oversight

The Board has an active role in overseeing management of Sunesis’ risks, which it administers directly as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity and operations and the risks associated with each. Our primary risks are currently associated with the development of vosaroxin, including our ability to raise additional capital to complete the development and potential commercialization of vosaroxin. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. However, due to the criticality of these risks, they are also discussed to a great extent by the full Board at regularly scheduled meetings, or at ad hoc meetings with the full Board or a subset thereof. The Board also monitors the various risks associated with the development of vosaroxin, drawing on the experience and insight of the full membership thereof. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal controls over financial reporting. The Nominating and Corporate Governance Committee of the Board, or the Nominating Committee, monitors the effectiveness of our corporate governance guidelines, including whether they are effective in preventing illegal or improper liability-creating conduct, and manages risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board of Directors

Our Board held nine meetings during 2015. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served.

Executive Sessions

The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The directors met in such sessions nine times during 2015.

Information Regarding Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these three standing committees has a written charter approved by our Board that reflects the applicable standards and requirements adopted by the SEC and NASDAQ. A copy of each charter can be found on our website, www.sunesis.com, under the section titled “Investors & Media” and under the subsection “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement. The following table provides membership and meeting information for 2015 for each of the committees of the Board:

Name	Audit		Compensation		Nominating and Corporate Governance
Steve R. Carchedi			X
Matthew K. Fust	X	*	X
Helen S. Kim(1)	X
Geoffrey M. Parker(1)	X
Dayton Misfeldt			X	*	X
Homer L. Pearce, Ph.D.					X	*
David C. Stump, M.D.	X
Total Meetings in 2015	5		8		2

*	Committee Chairperson.

(1)	Ms. Kim resigned from the Board and Mr. Parker joined the Board and the Audit Committee on March 23, 2016.

Below is a description of each standing committee of the Board. The Board has determined that each committee member meets the applicable NASDAQ rules and regulations regarding “independence” and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Sunesis. The standing committees regularly report to the Board on their actions and recommendations. The committees periodically review their charters and assess their own performance. In addition, the Board, through the Nominating Committee, conducts an annual review of the role, function, roster and operation of each of the Board’s standing committees.

Audit Committee

The Audit Committee was established by our Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee is responsible for, among other things:

•

overseeing the accounting and financial reporting processes of Sunesis and the audits of our financial statements, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” earnings press releases and earnings guidance provided to analysts and ratings agencies;

•	assisting our Board in its oversight of the integrity of our financial statements;

•	determining and approving the initial engagement and retention of the independent registered public accounting firm;

•	reviewing and approving the independent registered public accounting firm’s performance of any proposed permissible audit and non-audit services and the fees for such services;

•	reviewing and approving or rejecting transactions between us and any related persons;

•

reviewing significant issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, policies or practices;

•	conferring with management and the independent registered public accounting firm regarding our policies and procedures regarding risk assessment and management;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees or agents of concerns regarding questionable accounting or auditing matters;

•

reviewing with counsel, the independent registered public accounting firm and management, as appropriate, any significant regulatory or other legal or accounting initiative or matter that may have a material impact on our financial statements, compliance programs and policies; and

•	preparing the report required by the SEC rules to be included in our annual proxy statement.

During 2015, the Audit Committee consisted of Mr. Fust, Ms. Kim and Dr. Stump. On March 23, 2016, Ms. Kim stepped down from the Board and the Audit Committee and Mr. Parker was appointed to the Audit Committee as a new member. The Board reviews the NASDAQ definition of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing requirements). The Board has also determined that Mr. Fust qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Fust’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for 2015, Ernst & Young, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young our audited consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for evaluating, managing and approving the engagement of the independent registered public accounting firm, including the scope, extent and procedures for the annual audit and the compensation to be paid for these services, and all other matters the Audit Committee deems appropriate, including ensuring the independent registered public accounting firm’s accountability to the Board and the Audit Committee.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, which include, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Matthew K. Fust, Chairman

Helen S. Kim (with respect to matters above until her resignation effective March 23, 2016)

Geoffrey M. Parker (with respect to matters above following his appointment effective March 23, 2016)

David C. Stump, M.D.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	fulfilling the Board’s role in overseeing our compensation plans, policies and programs, including reviewing and approving corporate performance goals and objectives;

•

assisting our Board in discharging its responsibilities with respect to officer, employee, consultant and director compensation, including making recommendations to our Board regarding non-employee director compensation;

•

establishing corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluating their performance in light of these stated objectives;

•	reviewing and discussing the disclosures contained in our Compensation Discussion and Analysis report included in our annual proxy statement, if required;

•	assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•	preparing the report required by SEC rules to be included in our annual proxy statement, if required; and

•

supervising the administration of our stock option plans, employee stock purchase plan and other compensation and incentive programs and administering any plans and programs designed and intended to provide compensation for our officers, including severance arrangements and change of control protections.

The Compensation Committee is chaired by Mr. Misfeldt, and also includes Messrs. Carchedi and Fust. All members of our Compensation Committee are “independent” (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing requirements). Each member of the Compensation Committee is an “outside” director as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purposes of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

•	recommending to our Board the composition and operations of our Board;

•	identifying and evaluating individuals qualified to serve as members of our Board, and recommending to our Board director nominees for the annual meeting of stockholders and to fill vacancies;

•

overseeing all aspects of corporate governance on behalf of our Board, including making recommendations regarding corporate governance issues and developing a set of corporate governance guidelines applicable to us;

•	recommending to our Board the responsibilities of each Board committee, the composition and operation of each Board committee, and director nominees for assignment to each Board committee; and

•	overseeing our Board’s annual evaluation of its performance and the performance of our Board committees.

The Nominating Committee is chaired by Dr. Pearce and also includes Mr. Misfeldt, both of whom are “independent” (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing requirements).

Director Nominations Process

The Nominating Committee is charged with monitoring the size and composition of our Board. In addition, the Nominating Committee has primary responsibility for reviewing, evaluating and recommending to the Board the slate of nominees for director to be elected by the stockholders at each annual meeting of stockholders and, where applicable, to fill vacancies. In its exercise of these responsibilities, the Nominating Committee considers the appropriate size and composition of our Board, taking into account that our Board as a whole should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	corporate governance; and

•	risk management.

The Nominating Committee evaluates the types of backgrounds, skills, and attributes which are needed to help strengthen our Board in light of the need for an appropriate balance of the above competencies. This evaluation takes place in the context of the current composition of the Board, our operating requirements and the interests of Sunesis and our stockholders.

The Nominating Committee identifies nominees for director by first evaluating the current directors whose terms are about to expire, considering the above criteria and any potential conflicts of interest as well as applicable independence and experience requirements. In the case of incumbent directors whose terms are about to expire, the Nominating Committee considers the director’s demonstrated service and commitment to Sunesis, as well as his or her willingness to continue in service on our Board. If any incumbent director whose term is expiring does not wish to continue in service as a director, if the Nominating Committee decides not to nominate a member for re-election, or if the Nominating Committee wishes to increase the size of the Board, it will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy.

In addition to evaluating core competencies, when considering candidates for director, the Nominating Committee will consider whether such candidates have sufficient time to devote to the affairs of Sunesis as well as each candidate’s reputation for integrity and commitment to rigorously represent the long-term interests of our stockholders. Other considerations include any potential conflicts of interest as well as applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations. In addition, the Nominating Committee balances the value of continuity of service of incumbent Board members with that of obtaining new perspectives. With respect to new candidates for the Board, the Nominating Committee will also conduct any necessary or appropriate inquiries into the backgrounds and qualifications of such candidates. The Nominating Committee also believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Nominating Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute.

The Nominating Committee also recommends to our Board the responsibilities and composition of the Board’s committees and evaluates and recommends to the Board those directors to be appointed to the various committees, including the directors recommended to serve as chairman of each committee. The evaluation of such appointments takes into consideration, among other factors, applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations and the membership criteria specified in the relevant committee charter.

The Nominating Committee will consider director candidates recommended by our stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate is recommended by a stockholder. The Nominating Committee will consider stockholders’ nominations for directors only if written notice is timely received by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and contains the information required for such nominations in accordance with our bylaws. To be timely, notice must be received not less than 120 days prior to the first anniversary of the date on which we first mailed a proxy statement to stockholders in connection with the preceding year’s annual meeting, unless the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, in which case notice must be received not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee did not receive any stockholder nominations during 2015.

Director Evaluations

On an annual basis, the Nominating Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board as deemed appropriate and necessary.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the Board by writing to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Our Corporate Secretary will review these communications and will determine whether they should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. All communications directed to the Audit Committee in accordance with our Complaint, Investigation and Whistleblower Policy that relate to questionable accounting or auditing matters involving Sunesis will be promptly and directly forwarded to the chairman of the Audit Committee.

Annual Meeting Attendance

We have a corporate policy that encourages our directors to attend our annual stockholder meetings. In 2015, Mr. Swisher attended our annual meeting.

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines clarify the role of the Board in reviewing, approving and monitoring fundamental financial and business strategy and major corporate actions; ensuring processes are in place for maintaining the integrity of Sunesis and its financial statements; assessing major risks presented to Sunesis and reviewing options for their mitigation; and selecting, evaluating and compensating our CEO, Chairman and other officers of Sunesis. The Corporate Governance Guidelines also set forth the practices our Board intends to follow with respect to director qualification and selection, board composition and selection, board meetings and involvement of senior management, board committee composition and selection, director access to management and independent advisors, and non-employee director compensation and continuing education. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ listing requirements and SEC rules, and evolving best practices and other developments. Our Corporate Governance Guidelines can be found on our website, www.sunesis.com, under the section titled “Investors & Media” and under the subsection “Corporate Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2015, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements, except for a Form 4 by Mr. Misfeldt reporting change in indirect ownership as a result of cashless exercises of four warrants held by Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P., which was inadvertently filed late.

Compensation Committee Interlocks and Insider Participation

During 2015, the Compensation Committee consisted of Messrs. Misfeldt, Carchedi and Fust. No member of the Compensation Committee is an officer or employee of Sunesis, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

Board and Committee Fees and Awards.

In June 2013, upon the recommendation of the Compensation Committee, the Board adopted a Non-Employee Director Compensation Policy, which was amended in June 2015, or the Director Compensation Policy. According to the Director Compensation Policy, on the first day of the calendar quarter following the date of our annual meeting of stockholders and on the three-month anniversary thereof for the subsequent three quarters, each non-employee director of our Board (other than the Board Chairman) is entitled to receive a quarterly payment of $10,000 and the non-employee Board Chairman is entitled to receive a quarterly payment of $15,000, each in connection with his or her services as a director and Board Chairman, respectively. Additionally, on the same dates as above, the non-employee director who serves as chairman of the Audit Committee, Compensation Committee or Nominating Committee is entitled to receive a quarterly payment of $5,000, $3,750 and $1,875, respectively, for service as chairman. Each non-employee director who serves as a committee member of the Audit Committee, Compensation Committee or Nominating Committee is entitled to receive a quarterly payment of $2,500, $1,875 and $1,250, respectively, for service as a member of each such committee.

In addition, according to the Director Compensation Policy, on the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on our board of directors will receive an option to purchase 40,000 shares of our common stock, or the Annual Grants. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest monthly over a two-year period, subject to the director’s continued service as a director. Each person who becomes a non-employee director, whether by election by our stockholders or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 65,000 shares of our common stock on the last date of the month in which such person first becomes a non-employee director, or the Initial Grant, and such Initial Grant will be in lieu of such person’s Annual Grant for that year. The Initial Grant will vest monthly over a two-year period, subject to the director’s continued service as a director. On March 23, 2016, the Director Compensation Policy was amended to increase the size of the Initial Grants to an option to purchase 75,000 shares of our common stock.

The Director Compensation Policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Our Chief Executive Officer did not receive any additional compensation in 2015 for his service on our Board.

On June 30, 2015, each non-employee director of our Board received a grant of non-qualified stock options to purchase 40,000 shares of our common stock under our 2011 Equity Incentive Plan, or the 2011 Plan. Each of these options vests monthly over a two-year period.

Director Compensation Table

The following table sets forth the compensation information for our non-employee directors for the year ended December 31, 2015. The compensation received by Mr. Swisher, as a named executive officer, is set forth in the “Executive Compensation and Related Information—Summary Compensation Table” in this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)(3)	Total ($)
Steve R. Carchedi	$47,500		$84,652	$132,152
Matthew K. Fust	67,500		84,652	152,152
Steven B. Ketchum	40,000		84,652	124,652
Helen S. Kim	50,000		84,652	134,652
Dayton Misfeldt	60,000	(4)	84,652	144,652
Homer L. Pearce, Ph.D.	47,500		84,652	132,152
David C. Stump M.D.	50,000		84,652	134,652
James W. Young, Ph.D.	60,000		84,652	144,652

(1)	Consists of fees earned for Board and committee meeting attendance as described above.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to the 2011 Plan in the year ended December 31, 2015. These amounts have been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 11, Stock-Based Compensation, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(3)	On June 30, 2015, each non-employee director of our Board received a grant of non-qualified stock options to purchase 40,000 shares of our common stock. The aggregate grant date fair value of each such option award was $84,652. As of December 31, 2015, each non-employee director held stock options to purchase the following aggregate number of shares of our common stock: Mr. Carchedi held options to purchase 90,000 shares of our common stock; Mr. Fust held options to purchase 178,335 shares of our common stock; Dr. Ketchum held options to purchase 265,570 shares of our common stock; Ms. Kim held options to purchase 173,334 shares of our common stock; Mr. Misfeldt held options to purchase 163,334 shares of our common stock; Drs. Pearce and Stump each held options to purchase 181,668 shares of our common stock; and Dr. Young held options to purchase 207,501 shares of our common stock.

(4)	In 2015, Mr. Misfeldt’s director compensation was paid to Bay City Capital LLC, manager of the general partner to Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P., as described in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Biographies of Our Executive Officers

Set forth below is information regarding each of our executive officers as of April 1, 2016.

Name	Age	Position
Daniel N. Swisher, Jr.	53	Chief Executive Officer, President and Director
Eric H. Bjerkholt	56	Executive Vice President, Corporate Development and Finance and Chief Financial Officer

Biographical information with regard to Mr. Swisher is presented under “Class III Directors Continuing in Office Until the 2017 Annual Meeting” in this proxy statement.

Eric H. Bjerkholt served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer from February 2007 to January 2012, at which time he was promoted to Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From January 2004 to January 2007, he served as our Senior Vice President and Chief Financial Officer. From January 2002 to January 2004, Mr. Bjerkholt served as Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a pharmaceutical company focused on the development of antibacterial and antifungal drugs for the treatment of serious infectious diseases. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a privately held nutraceutical company, and from May 1999 to March 2002 served at various times as its Chief Executive Officer, President and Chief Financial Officer. From 1990 to 1997, Mr. Bjerkholt was an investment banker at J.P. Morgan & Co. Mr. Bjerkholt is a member of the Board of Directors of StemCells, Inc., a biotechnology company, Ambrx, Inc., a biopharmaceutical company and Corium International, Inc. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our “named executive officers” for the year ended December 31, 2015:

•	Daniel N. Swisher, Jr., Chief Executive Officer and President;

•	Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary; and

•	Adam R. Craig, Ph.D., Former Executive Vice President, Development and Chief Medical Officer.

Executive Summary

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that the majority of the target compensation of our named executive officers should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions given the importance of both near-term milestones and longer-term development cycles in our industry.

Response to 2015 Say-on-Pay Vote. At our annual meeting of stockholders in 2015, we conducted our third advisory vote on the compensation of our named executive officers. We believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Board and Compensation Committee value the opinions of our stockholders. At our Annual Meeting, we will conduct our fourth say-on-pay vote. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

At our annual meeting of stockholders in 2015, approximately 83.7% of the votes cast on the say-on-pay proposal supported the proposal. While this vote is advisory only, our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that the 2015 stockholder vote endorsed our compensation philosophy and the decisions we made for 2014. Our compensation philosophy and the decisions made in 2015 were consistent with the decisions made in 2014.

Important Features of Our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is weighted toward performance-based compensation in the form of (i) an incentive cash bonus opportunity that is based on achievement of strategic, operational and financial goals selected annually by our Compensation Committee, and (ii) an equity compensation opportunity in the form of stock options and restricted stock unit awards that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock over time.

•	We do not provide any tax gross ups, including under Sections 409A or 4999 of the Code, to our named executive officers.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to any of our employees.

•

A portion of a bonus paid to any of our named executive officers may be paid in shares of fully vested common stock to both minimize the associated cash expense and align the named executive officer’s incentives with our stockholders.

•	Our insider trading policy prohibits our employees, including our named executive officers, directors and consultants, from hedging the economic interest in the Sunesis shares they hold.

•	Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our named executive officers when making compensation decisions.

•	We structure our executive compensation programs with the intent of minimizing the risk of inappropriate risk-taking by our executives.

Objectives of Our Compensation Philosophy

We design our executive compensation philosophy to:

•	provide a competitive compensation package to attract, motivate and retain talented and experienced individuals to manage and operate all aspects of our business with the requisite skills for success;

•	motivate our executives to achieve corporate and individual objectives that promote the growth of our business and move forward our product portfolio, as measured by objective goals;

•	align the interests of our executive officers with those of our stockholders; and

•	create a link between our performance and individual/team performance and compensation.

To meet these objectives, we provide base salary, performance-based annual bonus incentives, long-term equity incentive awards, broad-based employee benefits with limited perquisites and responsible severance benefits. Our Compensation Committee does not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of Sunesis with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our CEO and other named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of our CEO (for named executive officers other than himself) and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our CEO. However, our Compensation Committee retains the final authority to make all compensation decisions. None of our named executive officers, including the CEO, participated directly in the final determinations that were made by the Compensation Committee regarding the amount of any component of their own 2015 compensation package.

The Compensation Committee has worked with an independent compensation consultant to design and develop recommended compensation programs for our named executive officers and other senior management, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.

Use of Compensation Consultant

The Compensation Committee has the authority to hire and terminate its compensation consultant. Sunesis pays the cost for the consultant’s services.

The Compensation Committee assesses the performance and independence of its consultants and of each individual employee of the consulting firm who directly provides services to Sunesis. Since 2010, the Compensation Committee has retained Radford, an Aon Hewitt Company, or Radford, as their independent compensation consultant. The Compensation Committee selected Radford for their expertise in the life sciences industry and recommendations of certain members of our Board who are affiliated with other clients of Radford. The total fees paid to Radford for compensation consulting services during 2015 did not exceed 1% of Aon Hewitt Company’s revenue. Before engaging Radford, the Compensation Committee requested information from Radford about potential conflicts of interest, and in particular, considered the fact that Radford provides no other services to Sunesis, that the individual representative of Radford who works directly with the Compensation Committee has no other business relationships with the Board, management or Sunesis, and Radford’s own policies on ethics and conflicts of interest. As a result, the Compensation Committee concluded that there were no actual conflicts of interest with respect to Radford providing services to the Compensation Committee.

After taking into consideration the factors prescribed by the SEC and NASDAQ as described above, our Compensation Committee decided to continue its engagement of Radford as its independent compensation consultant for our 2015 compensation decisions.

In connection with our 2015 compensation decisions, Radford provided the Compensation Committee with the following services:

•	advised on the design and structure of our cash and equity incentive compensation program;

•	reviewed our compensation philosophy;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive compensation;

•	reviewed and provided recommendations on the composition of our 2015 peer group of companies;

•	provided compensation data for similarly situated executive officers at our peer group; and

•

reviewed the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program.

Radford attended select meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee also communicated separately with Radford. Radford did not provide any services directly to management or to Sunesis. If and as requested by the Compensation Committee, Radford gathers information from management necessary to perform its duties to the Compensation Committee.

In the second half of 2014, in connection with our compensation decisions for 2015 service, Radford conducted a high-level assessment of Sunesis’ cash and equity compensation versus the market using a custom cut of their survey data for Sunesis’ peer companies. The Compensation Committee retained Radford again in September 2015 to assist with our compensation decisions for 2016 service.

Use of Peer Data

The Compensation Committee engages Radford to review and assess the appropriateness, and provide recommendations on, the composition of a current peer group of companies and, after the Compensation Committee approved a final list of peers, to provide compensation data for similarly situated executive officers at this peer group. The Compensation Committee selected public companies: (i) in the biopharmaceuticals industry, (ii) at similar stages of clinical development, and (iii) with generally comparable market capitalization and number of employees. In selecting the final peer group, the Compensation Committee placed greater emphasis on business stage and market capitalization. The stage of clinical development was considered a key factor to reflect the nature of the skills and experience required to perform the roles of our business leaders. Prior to making compensation decisions for 2015, the Compensation Committee reviewed the executive compensation environment relevant to Sunesis, including market trends in the amount and type of compensation paid to executives. Based on this review and upon recommendation from Radford, the Compensation Committee approved the list of peer companies selected for use in the 2015 compensation decisions. The resulting 2015 peer group examined and approved consisted of the following companies:

Agenus Inc.	Cyclacel Pharmaceuticals, Inc.	Onconova Therapeutics, Inc.
Amicus Therapeutics, Inc.	Cytokinetics, Incorporated	Oncothyreon Inc.
ArQule, Inc.	CytRx Corporation	Rigel Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Dynavax Technologies Corporation	Synta Pharmaceuticals Corp.
BIND Therapeutics, Inc.	Endocyte, Inc.	Threshold Pharmaceuticals, Inc.
ChemoCentryx, Inc.	Geron Corporation	XOMA Corporation
Curis, Inc.	OncoGenex Pharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.

However, our Compensation Committee does not make decisions solely based on peer data. Our Compensation Committee refers to peer data to help ensure that target compensation amounts do not materially deviate from market practices (as reflected by the 25th percentile, median and 75th percentile of peer group data) and that target amounts provide fair compensation given our performance. In particular, the Compensation Committee requested data from Radford at the 25th percentile, median and 75th percentile of the peer group for base salary, target cash bonus, actual cash bonus, aggregate equity award value, total target compensation and total actual compensation. In general, our philosophy was to pay base salaries and target cash compensation at the 50th percentile, while providing equity incentives at the 60th percentile. However, individual compensation decisions may deviate from the peer group data, as our Compensation Committee discussed the peer group data and made the 2015 compensation decisions in the context of:

•	our executives’ responsibilities and tenure, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each of our executives;

•

the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the positive response to our past say-on-pay proposal; and

•

corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual cash incentive bonuses and equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

In February 2015, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2014 base salary level and the scope of each executive’s responsibilities for 2015. The Compensation Committee also considered the recommendations of our CEO for base salary increases for officers other than himself, based on the market analysis performed by Radford. The Compensation Committee set the 2015 base salaries of each of the named executive officers as follows:

Name	2014 Base Salary ($)	2015 Base Salary ($)	Percent Increase
Daniel N. Swisher, Jr.	490,000	500,000	2.0%
Eric H. Bjerkholt	391,500	400,000	2.2%
Adam R. Craig, Ph.D.	422,500	431,000	2.0%

The Compensation Committee believed it was appropriate to maintain salary levels competitive with the peer group in order to attract and retain the quality of talent who can perform multiple roles in our lean management team, that we need to successfully grow, achieve our challenging objectives, and differentiate ourselves from those companies against which we compete for talent.

Annual Cash Incentive Bonus Program

2015 Bonus Program. In March 2015, the Board, upon the recommendation of the Compensation Committee, approved our 2015 Bonus Program and allowed for the granting of performance-based compensation opportunities. Our 2015 Bonus Program provided compensation opportunities to our named executive officers based on a combination of (a) the achievement of pre-established corporate performance goals derived from our Board-approved operating plan for 2015 and (b) the individual performance of the named executive officer.

Target Bonus Levels. In March 2015, the Board, upon the recommendation of the Compensation Committee, approved a target incentive bonus award for each named executive officer. These levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based and reflect the Compensation Committee’s review of internal pay equity.

The respective target amounts for 2015 for our named executive officers were:

Name	Percent of 2015 Base Salary (%)
Daniel N. Swisher, Jr.	55
Eric H. Bjerkholt	40
Adam R. Craig, Ph.D.	40

2015 Bonus Program Structure and Metrics. Under our 2015 Bonus Program, the Compensation Committee, after considering analyses and recommendations from management, determines the degree to which the Company’s corporate objectives have been met. The Compensation Committee has the right to adjust bonus target levels upward based on the overachievement of such corporate objectives. There is no set formula for determining the actual bonus amounts earned by each employee. To be eligible for a bonus for 2015, the employee must have remained employed by us through the date the bonus was paid.

For 2015, the corporate performance factor was composed of financial, business, clinical trial and other corporate milestones and goals. The Compensation Committee determines the level of achievement, if any, based on the sum of the achievement levels of the following corporate objectives:

•	thirty percent (30%) based on certain U.S. regulatory milestones, including, among other things, conducting meetings and filing a New Drug Application, or NDA;

•	twenty percent (20%) based on certain European regulatory milestones, including, among other things, conducting meetings and filing a Marketing Authorization Application, or MAA; and

•	fifty percent (50%) based on other corporate achievements.

Although achievement of our corporate objectives involved future performance and, therefore, was subject to uncertainty at the time the objectives were set, the Compensation Committee believes it established target objectives that were value-creating and achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a bonus under the annual incentive bonus award program, consistent with our compensation philosophy. At the time the Compensation Committee set our goals for 2015, the Compensation Committee believed that the 2015 Bonus Program goals were achievable yet had the appropriate stretch to motivate employees to excel.

2015 Performance and Bonus Payouts. In January 2016, the Compensation Committee determined that, with respect to our named executive officers, we achieved our corporate objectives at a level of 75%. The 2015 achievements considered by our Compensation Committee in assessing the level of achievement included, among other factors:

•	completion of MAA filing in Europe;

•	significantly increased awareness and support among key opinion leaders;

•	strengthened financial resources and continued institutional investor support; and

•	development of additional product pipeline candidates.

In January 2016, our CEO shared his evaluation of the individual performance of Mr. Bjerkholt with the Compensation Committee. In determining the individual performance percentage for each named executive officer, the Compensation Committee considered the respective level of contribution by our named executive officers toward our achievement of our corporate objectives, resulting in the following assessments:

•

Daniel N. Swisher, Jr.: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2015 based on his leadership role in contributing to our strong corporate results.

•

Eric H. Bjerkholt: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2015 based on his role in financial strategy and oversight, development of institutional investor support, and oversight of corporate planning.

As a result, the named executive officers earned the following bonus amounts for 2015:

Name(1)	Target Bonus Level ($)	Corporate Performance (%)	Individual Performance (%)	Cash Bonus Amount ($)	Stock Award Amount ($)	Actual Bonus Earned ($)(2)
Daniel N. Swisher, Jr.	275,000	75	100	103,150	103,150	206,300	(3)
Eric H. Bjerkholt	160,000	75	100	60,000	60,000	120,000

(1)	Dr. Craig was no longer employed by us on the date such bonuses were paid and thus was not eligible to receive a bonus under the 2015 Bonus Program. See “Potential Payments upon Termination or Change of Control—Separation and Consulting Agreement with Dr. Craig” below.

(2)	In order to align our executive officers’ incentives with those of our stockholders, one-half of the 2015 bonuses consisted of fully vested shares of our common stock under our 2011 Plan. The number of shares subject to each award equaled the target grant value divided by the closing price of our common stock on February 29, 2016, rounded down to the nearest whole share.

(3)	Mr. Swisher’s bonus amount was rounded up from $206,250 to $206,300; the Compensation Committee approved payment of this amount in February 2016.

Discretionary Bonuses

We may award discretionary bonuses to our named executive officers from time to time. In November 2015, the Compensation Committee approved a discretionary bonus in the amount of $5,000 to certain of our employees, including Dr. Craig. Dr. Craig’s bonus was paid in December 2015 in recognition of Dr. Craig’s additional service hours and his critical role and contributions to the Company.

Equity-Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. We have historically awarded equity in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option, which creates alignment with our stockholders.

Equity-based awards granted to our named executive officers in 2015 were granted under our 2011 Plan. The Compensation Committee determined an aggregate target award size for each executive, after considering the overall equity holdings of similar executives at peer group companies and the recommendations of our CEO. The Compensation Committee decided to allocate the target value in the form of stock options and restricted stock unit awards as described below.

Stock Option Grants in 2015. In November 2015, the Compensation Committee approved the grant of a new stock option to certain employees, including Mr. Swisher and Mr. Bjerkholt, effective November 30, 2015. 40% of the shares subject to each option shall vest on the first anniversary of the vesting commencement date, and the remainder vest in 18 equal monthly installments thereafter. Typically the Compensation Committee considers annual refresh grants in the first quarter of each year, however, the Compensation Committee decided to move consideration and approval of the option grants forward to further enhance retention incentive in light of significant MAA filing efforts. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant, or $1.03. The option grants to our executive officers on this date were as follows:

Name	Number of Shares
Daniel N. Swisher, Jr.	660,000
Eric H. Bjerkholt	270,000
Adam R. Craig, Ph.D.	—

Restricted Stock Unit Awards Granted in 2015. In February 2015, the Compensation Committee approved the Diamond Award Plan, under which the Compensation Committee may grant a Diamond Award consisting of restricted stock units to certain employees, including our named executive officers. Such awards are granted under the 2011 Plan and will vest, if at all, upon achievement by the Company of the earlier of (a) acceptance of an NDA for vosaroxin by the U.S. Food and Drug Administration, or the FDA, or (b) approval of a Marketing Authorization Plan for vosaroxin by the European Medicines Agency, or EMA, each subject to determination by the Compensation Committee of achievement of such milestone and to the employee providing services to us as of such determination date. Unvested awards are forfeited upon termination of employment with us. The Diamond Award Plan acts as a motivation and retention tool and allows the Compensation Committee to reward employees for their singular focus on important corporate objectives that require extraordinary time commitment and effort. The Diamond Award Plan also entitles certain employees to a Double Diamond Award, which results in the doubling of the number of restricted stock units granted to the employee. Double Diamond Awards vest, if at all, upon achievement by the Company of the earlier of (a) approval of an NDA for vosaroxin by the FDA or (b) approval of a Marketing Authorization Plan for vosaroxin by the EMA, each subject to determination by the Compensation Committee of achievement of such milestone and to the employee providing services to us as of such determination date. The Compensation Committee has limited these awards to individuals directly involved in the regulatory filing and defense process, based on the flexibility required by such individuals to achieve these objectives.

The restricted stock unit awards granted in February 2015 to our executive officers under the Diamond Award Plan were as follows:

Name	Number of Restricted Stock Unit Awards
Daniel N. Swisher, Jr.	60,000
Eric H. Bjerkholt	32,500
Adam R. Craig, Ph.D.	65,000	(1)

(1)	This includes a Double Diamond Award in the amount of 32,500 restricted stock unit awards granted to Dr. Craig in February 2015. All restricted stock unit awards held by Dr. Craig were forfeited upon the termination of Dr. Craig’s employment with us, effective December 31, 2015.

None of the restricted stock unit awards granted to our executive officers had vested as of December 31, 2015.

CEO Compensation Relative to Other Employees

Sunesis does not have a policy regarding the target ratio of total compensation of the CEO to that of the other executive officers or salaried personnel, but the Compensation Committee does review compensation levels to ensure that appropriate equity exists. The CEO participates in the same compensation programs and receives a mix of compensation based on the same philosophy and factors as the other named executive officers. Application of the same philosophy and factors to the CEO’s position results in overall compensation that is greater than the compensation of the other named executive officers. The CEO’s compensation is commensurate with greater responsibilities and decision-making authority, broader scope of duties encompassing the entirety of the Company, when compared to the other named executive officers who are responsible for significant but distinct areas within Sunesis, and overall responsibility for corporate strategy. The 2015 base salary of the CEO was approximately 1.16 times the base salary of the next highest paid executive officer. The 2015 target cash compensation for our CEO, which comprises base salary and target bonus, was approximately 1.28 times the direct compensation of the next highest paid executive officer.

Equity Compensation Policies

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Employee Benefits

We provide broad based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) Plan. Eligible employees may contribute up to 60% of their cash compensation up to the current Internal Revenue Service limits in each calendar year, and we may match on a dollar-for-dollar basis up to $2,500 of these contributions in each year. We believe these insurance and retirement savings benefits are consistent with market practice and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits. We have historically provided only limited perquisites to our executive officers, with the policy that any perquisites provided serve legitimate business purposes, including allowing our executives to focus more time on our business. We have agreed to purchase and maintain a term life insurance policy for all employees, including each of our named executive officers currently in the face amounts of two times each named executive officer’s base salary, up to $400,000 each, plus an additional insurance policy of $50,000 each, which we also offer to all other employees. The Compensation Committee decided that rather than pay each named executive officer this amount as severance upon death from our general assets, it is more cost effective to provide for these payments through insurance.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our

Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of Sunesis and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2015 Bonus Program and our 2011 Plan, and participation in our 2011 Employee Stock Purchase Plan, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations, and any clawback policy Sunesis adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once final regulations on the subject have been adopted.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed and considered our compensation policies as generally applicable to our employees and believes that our policies do not create risks that are reasonably likely to have a material adverse effect on Sunesis. We design our compensation policies and programs to encourage our employees to remain focused on both our short and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Committee Report (1)

The Compensation Committee oversees the compensation programs of Sunesis on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2015 and in this proxy statement.

Dayton Misfeldt, Chairman
Steve R. Carchedi
Matthew K. Fust

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth information regarding the compensation for services performed during the years ended December 31, 2015, 2014, and 2013 awarded to, paid to or earned by (i) our CEO, (ii) our Chief Financial Officer, and (iii) our next most highly compensated executive officer, as determined by reference to total compensation for the year ended December 31, 2015. Such individuals are referred to as our “named executive officers” for the year ended December 31, 2015. All compensation awarded to, earned by, or paid to our named executive officers are included in the table below for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Daniel N. Swisher, Jr. CEO and President	2015	$498,333	$—		$0	(4)	$522,720	$206,300	(5)(6)	$3,466	(7)	$1,230,819
	2014	488,094	—		—		1,736,160	202,000		3,466		2,429,720
	2013	469,875	—		—		1,157,850	261,250		3,466		1,892,441
Eric H. Bjerkholt	2015	$398,583	$—		$0	(8)	$213,840	$120,000	(5)(9)	$4,306	(10)	$736,729
Executive Vice President,	2014	390,062	—		—		741,762	117,500		4,306		1,253,630
Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	2013	378,750	—		—		385,950	152,000		3,466		920,166
Adam Craig, Ph.D.	2015	$429,583	$5,000	(11)	$0	(12)	$—	$172,400	(13)	$3,466	(7)	$610,449
Former Executive Vice President, Development and Chief Medical Officer	2014 2013	420,938 408,750	— —		— —		810,208 482,438	126,750 164,000		3,130 3,130		1,361,026 1,058,318

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.

(2)	Our named executive officers were granted performance-based restricted stock unit awards in 2015 pursuant to our Diamond Award Plan. Because the Company determined that the vesting of such performance awards was not probable as of the grant date, the grant date fair value of each award was $0.

(3)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans for the respective fiscal year. These amounts have been calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 11, Stock-Based Compensation, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(4)	The maximum potential value of this award, assuming that the highest level of performance conditions will be achieved, is based on the closing price of our common stock on the grant date, or $2.22, and is $133,200.

(5)	Represents amounts earned under the 2015 Bonus Program for performance from January 1, 2015 through December 31, 2015. Amounts earned under the 2015 Bonus Program were paid out on February 29, 2016. See “Narrative to Summary Compensation Table—2015 Bonus Program.”

(6)	$103,150 of which was paid in the form of 137,533 fully vested shares our common stock based on the closing price of $0.75 of our common stock on February 29, 2016.

(7)	Consists of $966 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(8)	The maximum potential value of this award, assuming that the highest level of performance conditions will be achieved, is based on the closing price of our common stock on the grant date, or $2.22, and is $72,150.

(9)	$60,000 of which was paid in the form of 80,000 fully vested shares of our common stock based on the closing price of $0.75 of our common stock on February 29, 2016.

(10)	Consists of $1,806 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(11)	Represents discretionary bonus approved by the Compensation Committee on November 19, 2015, and paid to Dr. Craig on December 15, 2015, in recognition of Dr. Craig’s additional service hours and his critical role and contributions.

(12)	The maximum potential value of this award is based on the closing price of our common stock on the grant date, or $2.22, and is $144,300.

(13)	Represents amount earned by Dr. Craig in 2015 based on the achievement of ratification of an MAA filing pursuant to his Separation and Consulting Agreement, as described below under “Potential Payments upon Termination or Change of Control—Separation and Consulting Agreement with Dr. Craig.”

Narrative to Summary Compensation Table

2015 Bonus Program

In March 2015, our Board approved the 2015 Bonus Program, which provided our named executive officers and other eligible employees the opportunity to earn bonuses based on the level of achievement from January 1, 2015 through December 31, 2015 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the 2015 Bonus Program to have earned a bonus.

The Board approved the corporate objectives and assigned a weighting to each objective. The Compensation Committee set the individual objectives of our CEO, as well as the individual objectives of the remaining executive officers based on the recommendations of the CEO. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2015 Bonus Program was eligible to receive a bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2015, or the 2015 Bonus Targets. Under the 2015 Bonus Program, the 2015 Bonus Targets ranged from 30.0% to 55.0% of a participant’s 2015 base salary for Vice President level employees and above. The 2015 Bonus Target and bonus target amount for each of our named executive officers was as follows:

Named Executive Officer	Bonus Target Percentage (%)	Bonus Target Amount
Daniel N. Swisher, Jr.	55.0	$275,000
Eric H. Bjerkholt	40.0	160,000
Adam R. Craig, Ph.D.	40.0	172,400

In February 2016, the Compensation Committee approved the payment of bonuses to certain of our employees, including Mr. Swisher and Mr. Bjerkholt, pursuant to the 2015 Bonus Program. The bonus payment amounts approved by the Board and Compensation Committee were based on their respective determinations of the degree to which such corporate and individual objectives were achieved.

One-half of the bonuses awarded to Mr. Swisher and Mr. Bjerkholt consisted of fully vested shares of our common stock granted under our 2011 Plan. The number of shares of our common stock awarded to Mr. Swisher and Mr. Bjerkholt was determined based on the closing price of our common stock on February 29, 2016, rounded down to the nearest whole share. The portion of the bonus payment amounts paid to Mr. Swisher and Mr. Bjerkholt in cash and shares of our common stock for the year ended December 31, 2015 is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Because Dr. Craig was no longer employed by us on the date such bonuses were paid, Dr. Craig did not receive a bonus under the 2015 Bonus Program.

Stock Option Grants in 2015

See “Outstanding Equity Awards at Fiscal Year-End” below for the terms of the stock options held by our named executive officers as of December 31, 2015, including the stock options granted to our named executive officers in 2015.

Grants of Plan-Based Awards

The following table sets forth information relating to grants of plan-based incentive awards to our named executive officers in 2015.

Name	Grant Date		Approval Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
					Target ($)		Target (#)
Daniel N. Swisher, Jr.	2/27/15	(4)	2/25/15	(4)	—		—	30,330	—	—	67,333
	2/27/15	(5)	2/25/15	(5)	—		60,000	—	—	—	0
	11/30/15	(6)	11/19/15	(6)	—		—	—	660,000	1.03	522,720
	—		—		275,000	(7)	—	—	—	—	—
Eric H. Bjerkholt	2/27/15	(4)	2/25/15	(4)	—		—	17,642	—	—	39,165
	2/27/15	(5)	2/25/15	(5)	—		32,500	—	—	—	0
	11/30/15	(6)	11/19/15	(6)	—		—	—	270,000	1.03	213,840
	—		—		160,000	(7)	—	—	—	—	—
Adam R. Craig, Ph.D.	2/27/15	(4)	2/25/15	(4)	—		—	19,031	—	—	42,249
	2/27/15	(5)	2/25/15	(5)	—		65,000	—	—	—	0
	—		—		172,400	(7)	—	—	—	—	—

(1)	Amounts in this column represent the target performance-based bonus opportunity for each named executive officer for 2015. There were no threshold or maximum bonus amounts. For a description of the 2015 Bonus Program, see “Annual Cash Incentive Bonus Program” above. The amount actually earned by each of Mr. Swisher and Mr. Bjerkholt was 75% of the target performance-based bonus opportunity and is reported in the “Summary Compensation Table” above.

(2)	Amounts in this column represent the number of shares to be issued upon satisfaction of certain milestones pursuant to the terms of restricted stock unit awards granted under our Diamond Award Plan. For a description of the Diamond Award Plan, see “Equity-Based Incentive Compensation” above.

(3)

Amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards granted during 2015, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. This column also reflects the grant date fair value of performance-based restricted stock unit awards granted in 2015, which is based on the probable outcome of such conditions determined as of the date of grant under FASB ASC Topic 718.

(4)	The stock awards were approved by the Compensation Committee on February 25, 2015, and granted on the last trading day of the month as part of each named executive officer’s payout under the Company’s 2014 Bonus Program. The stock awards were fully vested at grant.

(5)	The restricted stock unit awards were approved by the Compensation Committee on February 25, 2015 and granted on February 27, 2015, pursuant to the Diamond Award Plan. The awards vest upon the achievement of certain milestones, assuming the individual is employed by us at such time. For a description of the Diamond Award Plan, see “Equity-Based Incentive Compensation” above.

(6)	All options were approved by the Compensation Committee on November 19, 2015 and granted on the last trading day of the month under the terms of our 2011 Plan, with an exercise price per share equal to the closing price of our common stock on the grant date. 40% of the shares subject to each option shall vest on the first anniversary of the vesting commencement date, and the remainder vest in 18 equal monthly installments thereafter.

(7)	One-half of the actual bonuses paid in 2016 to Mr. Swisher and Mr. Bjerkholt under the 2015 Bonus Program consisted of fully vested shares of our common stock. Because Dr. Craig was no longer employed by us on the date such bonuses were paid, Dr. Craig did not receive a bonus under the 2015 Bonus Program.

Outstanding Equity Awards at Fiscal Year-End

The following information sets forth the outstanding option awards and stock awards held by our named executive officers as of December 31, 2015.

	Grant Date		Option Awards(1)					Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Daniel N. Swisher, Jr. CEO and President	10/13/06		20,000	—		29.10	10/13/16	—	—
	9/13/07		25,834	—		15.54	09/13/17	—	—
	8/31/09		110,000	—		2.94	08/31/19	—	—
	6/30/11		710,611	—		2.09	06/30/21	—	—
	2/29/12		407,291	17,709		1.74	02/28/22	—	—
	2/28/13		212,500	87,500		5.22	02/28/23	—	—
	2/28/14		137,500	162,500		6.55	02/28/24	—	—
	10/31/14		87,500	212,500		1.70	10/31/24	—	—
	2/27/15	(3)	—	—		—	—	60,000	54,000
	11/30/15		—	660,000	(4)	1.03	11/30/25	—	—
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	10/13/06		10,000	—		29.10	10/13/16	—	—
	9/13/07		15,000	—		15.54	09/13/17	—	—
	6/30/08		11,250	—		8.64	06/30/18	—	—
	8/31/09		75,000	—		2.94	08/31/19	—	—
	6/30/11		450,000	—		2.09	06/30/21	—	—
	2/29/12		109,791	5,209		1.74	02/28/22	—	—
	2/28/13		70,833	29,167		5.22	02/28/23	—	—
	2/28/14		57,291	67,709		6.55	02/28/24	—	—
	10/31/14		40,833	99,167		1.70	10/31/24	—	—
	2/27/15	(3)	—	—		—	—	32,500	29,250
	11/30/15		—	270,000	(4)	1.03	11/30/25	—	—
Adam R. Craig, Ph.D. Executive Vice President, Development and Chief Medical Officer	2/29/12		575,000	—		1.74	02/28/22	—	—
	2/28/13		88,541	—		5.22	02/28/23	—	—
	2/28/14		64,166	—		6.55	02/28/24	—	—
	10/31/14		40,833	—		1.70	10/31/24	—	—

(1)	All of the option awards granted since March 2011 were granted under the 2011 Plan and all of the option awards granted before March 2011 were granted under the 2005 Equity Incentive Award Plan, or 2005 Plan. Unless stated otherwise, all option awards vest monthly during the 48-month period measured from the grant date, subject to the holder’s continued service with us.

(2)	The market or payout value is calculated based on the closing price of our common stock on December 31, 2015, or $0.90.

(3)	The restricted stock unit awards were granted pursuant to the Diamond Award Plan under the 2011 Plan. The awards vest, if at all, upon achievement by the Company of the earlier of (a) acceptance of an NDA for vosaroxin by the FDA or (b) approval of a Marketing Authorization Plan for vosaroxin by the EMA, each subject to determination by the Compensation Committee of achievement of such milestone and to the named executive officer providing services to us as of such determination date. Unvested awards are forfeited upon termination of employment with us.

(4)	40% of the shares subject to this option award vest on the one year anniversary of the vesting commencement date (November 30, 2016), with the remaining shares vesting in 18 equal monthly installments thereafter.

Option Exercises and Stock Vested

None of our named executive officers exercised options during the year ended December 31, 2015. No stock awards held by our named executive officers vested during the year ended December 31, 2015.

Potential Payments upon Termination or Change of Control

Separation and Consulting Agreement with Dr. Craig

We entered into a Separation and Consulting Agreement with Dr. Craig on October 7, 2015. Pursuant to the agreement, Dr. Craig ceased employment with us, effective December 31, 2015, and agreed to provide consulting services to us until June 30, 2017, unless earlier terminated. Between October 7, 2015 and December 31, 2015, Dr. Craig’s duties and compensation remained unchanged. Immediately following Dr. Craig’s termination of employment, Dr. Craig began serving as a consultant to us. Pursuant to the agreement, Dr. Craig is entitled to receive a consulting fee of $375 per hour and a payment of $172,400, which was earned in 2015 upon the ratification of an MAA filing and paid in January 2016. During the consulting period, the unvested options held by Dr. Craig will not vest, but Dr. Craig will be deemed to be in “continuous service” such that Dr. Craig will have three months following the conclusion of his consulting period to exercise any of his vested shares. In exchange for consideration under the agreement, Dr. Craig signed a release of claims against us.

Executive Severance Benefits Agreements

We have entered into executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt to provide certain benefits upon a change of control or termination of employment.

The Compensation Committee believes such agreements help us attract and retain employees in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protections offered upon terminations arising in connection with a change of control allow our executives to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. At the time we originally entered into the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt, the Compensation Committee determined that the terms of such executive severance benefits agreements reflected industry standard severance payments, benefits and equity acceleration.

Mr. Swisher. Pursuant to the Second Amended and Restated Executive Severance Benefits Agreement, dated December 24, 2008 and amended on April 3, 2009, by and between us and Mr. Swisher, if Mr. Swisher is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to 12 months’ salary and continued health benefits for a maximum period of the first 12 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Swisher’s executive severance benefits agreement, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Mr. Bjerkholt. Under the Second Amended and Restated Executive Severance Benefits Agreement, dated December 24, 2008 and amended on April 3, 2009, by and between us and Mr. Bjerkholt, if Mr. Bjerkholt is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to nine months’ salary and continued health benefits for a maximum period of the first nine months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Bjerkholt’s executive severance benefits agreement, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Under the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt, in connection with a change of control of Sunesis, the vesting of 50% of each such named executive officer’s outstanding unvested option awards is automatically accelerated immediately prior to the effective date of such change of control. Further, in the event of a termination without cause or a constructive termination of Mr. Swisher and Mr. Bjerkholt (i) within 12 months following a change of control, 100% of such executive officer’s outstanding unvested awards would automatically accelerate on the date of termination, or (ii) if prior to or more than 12 months following a change of control, the outstanding awards that would have vested over the 12 month period following the date of termination would automatically accelerate for Mr. Swisher and Mr. Bjerkholt.

In general, a “change of control” under the executive severance benefits agreements includes (a) an acquisition transaction in which a person or group becomes the beneficial owner of more than 50% of our voting stock (with certain exceptions as described in the agreements); (b) the consummation of certain types of corporate transactions, such as a merger, consolidation, reorganization, business combination or sale of all or substantially all of our assets; or (c) the approval of a liquidation or dissolution of the Company by its stockholders.

Each of the executive severance benefits agreements described above provides that, in the event that any benefits provided in connection with a change of control (or a related termination of employment) would be subject to the 20% excise tax imposed by Section 4999 of the Code, the executive officer will receive the greater, on an after-tax basis (taking account of all federal, state and local taxes and excise taxes), of such benefits or such lesser amount of benefits as would result in no portion of the benefits being subject to the excise tax. An executive officer’s receipt of any severance benefits is subject to his execution of a release in favor of Sunesis. Any benefits under the executive severance benefits agreement would terminate immediately if the executive officer, at any time, violates any proprietary information or confidentiality obligation to us.

On April __, 2016, the Company entered into Third Amended and Restated Executive Severance Benefits Agreements with each of Mr. Swisher and Mr. Bjerkholt, which provide enhanced benefits in connection with a change of control. Specifically, if, before or more than 12 months following the effective date of a change in control, Mr. Swisher is terminated without cause or constructively terminated, then he will be entitled to the benefits described above. However, if, on or within 12 months following the effective date of a change of control, Mr. Swisher is terminated without cause or he is constructively terminated, then in addition to the vesting acceleration described above, he will be entitled to receive a payment equal to 18 months’ salary, a bonus in the amount of 18/12ths of Mr. Swisher’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 18 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. In addition, if, before or more than 12 months following the effective date of a change in control, Mr. Bjerkholt is terminated without cause or constructively terminated, then he will be entitled to the benefits described above. However, if, on or within 12 months following the effective date of a change of control, Mr. Bjerkholt is terminated without cause or he is constructively terminated, then in addition to the vesting acceleration described above, he will be entitled to receive a payment equal to 14 months’ salary, a bonus in the amount of 14/12ths of Mr. Bjerkholt’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 14 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis.

Retirement Savings

We encourage our executives and employees generally to plan for retirement compensation through voluntary participation in our 401(k) Plan. All of our employees, including our executives, may participate in our 401(k) Plan by making pre-tax contributions from wages of up to 60% of their annual cash compensation, up to the current Internal Revenue Service limits. All of our executives can participate in the 401(k) Plan on the same terms as our employees. We believe this program is comparable with programs offered by our peer companies and assists us in attracting and retaining our executives.

During the years ended December 31, 2015, 2014 and 2013, Mr. Swisher, Mr. Bjerkholt and Dr. Craig elected to defer a portion of their compensation under the 401(k) Plan and, as a result, received corresponding matching contributions from us.

Change of Control Equity Incentive Plan Protections

Our 2005 Plan provides that upon certain events, including a merger, our Board (or any committee delegated authority by our Board) may, in its discretion, make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the applicable plan, (ii) the terms and conditions of any outstanding awards, and (iii) and the grant or exercise price of any outstanding awards.

In addition, our 2005 Plan includes change of control provisions, which may result in the accelerated vesting of outstanding awards. In the event of a change of control where a participant’s awards are assumed by the surviving or successor entity or such successor substitutes substantially similar awards for those outstanding, then 50% of such participant’s unvested awards shall become fully exercisable, and all forfeiture restrictions shall lapse, immediately prior to such change of control. The vesting of any remaining unvested shares would accelerate and immediately vest in the event the participant is terminated without cause or resigns for good reason within 12 months following such change of control. Alternatively, if a change of control occurs and a participant’s outstanding awards are not assumed by the surviving or successor entity and such successor does not substitute substantially similar awards for those awards outstanding under the 2005 Plan, such outstanding awards shall become fully exercisable, and all forfeiture restrictions on such outstanding awards shall lapse. Upon or in anticipation of a change of control, the Board (or any committee delegated authority by our Board) may cause any outstanding awards to terminate and shall give participants the right to exercise such awards during a period of time the Board (or committee) shall determine.

Pursuant to our 2011 Plan, a stock award may be subject to additional acceleration of vesting upon or after a “change in control,” as provided in the applicable stock award agreement or any other written agreement between the Company and the participant. In the absence of such provision, the 2011 Plan shall govern. Under the 2011 Plan, if the surviving or acquiring entity (or its parent company) elects not to assume or substitute for outstanding stock awards, then, with respect to any such stock awards that are held by participants whose service with us or an affiliate has not terminated as of immediately prior to the change in control, the vesting and exercisability of such stock awards will be accelerated in full. In the event of a change in control in which the surviving or acquiring entity (or its parent company) assumes or continues substantially similar awards for outstanding stock awards and if such participant’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary resignation for good reason on or within 12 months after the effective time of such change in control, the vesting and exercisability of such stock awards will be accelerated in full effective as of the date of the participant’s termination of continuous service.

We believe that the terms of our equity incentive plans described above are consistent with industry practice.

Summary of Estimated Amounts Payable upon a Termination or Change of Control

The table below estimates the amounts payable to our named executive officers upon (a) a change of control, (b) a termination without cause or constructive termination, and (c) a termination without cause or constructive termination within 12 months following the effective date of a change in control, each as of December 31, 2015, using $0.90, the closing price of our common stock on that date.

Name	Benefit	Change of Control(1)	Termination Not in Connection with a Change of Control ($)(2)		Termination in Connection with a Change of Control ($)(3)	2005 Plan and 2011 Plan ($)(4)
Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	—	500,000		500,000	—
	COBRA Payments(5)	—	24,664		24,664	—
	Vesting Acceleration(6)	—	—		—	—

	Benefit Total	—	524,664		524,664	—

Eric H. Bjerkholt	Lump Sum Cash Severance Payment	—	300,000		300,000	—
	COBRA Payments(5)	—	16,967		16,967	—
	Vesting Acceleration(6)	—	—		—	—

	Benefit Total	—	316,967		316,967	—

Adam R. Craig, Ph.D.	Lump Sum Cash Severance Payment	—	—	(7)	—	—
	COBRA Payments(5)	—	—		—	—
	Vesting Acceleration(6)	—	—		—	—

	Benefit Total	—	—		—	—

(1)	These benefits would be payable by us pursuant to the executive severance benefits agreements with Mr. Swisher and Mr. Bjerkholt in connection with a change of control.

(2)	These benefits would be payable by us pursuant to the executive severance benefits agreements if an officer is terminated without cause or is constructively terminated and such termination occurs prior to or more than 12 months following the effective date of a change of control, assuming such termination took place on December 31, 2015.

(3)	These benefits would be payable by us pursuant to the executive severance benefits agreements if an officer is terminated without cause or is constructively terminated and such termination occurs on or within 12 months following the effective date of a change of control, assuming such termination took place on December 31, 2015.

(4)	These benefits would be payable by us pursuant to the 2005 Plan or 2011 Plan under certain circumstances relating to a change of control. For a description of the potential vesting acceleration provisions in the 2005 Plan and 2011 Plan, see “Change of Control Equity Incentive Plan Protections” above.

(5)	COBRA payments would be payable by us pursuant to the executive severance benefits agreements for the duration of the applicable severance period.

(6)	The value of equity award vesting acceleration is based on the closing price of $0.90 per share of our common stock on December 31, 2015, minus the exercise price of the unvested stock options subject to acceleration. All unvested stock options held by our named executive officers have an exercise price greater than $0.90, so no value is reported in the table. For a description of such options, see “Outstanding Equity Awards at Fiscal Year-End” above.

(7)	Dr. Craig did not receive severance benefits in connection with the termination of his employment with us. Under his Separation and Consulting Agreement, Dr. Craig is entitled to consulting fees equal to $375 per hour, plus a payment equal to $172,400 upon the achievement of certain milestones described in the agreement. See “Separation and Consulting Agreement with Dr. Craig” above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

In connection with the audit of our 2015 financial statements, we entered into an engagement agreement with Ernst & Young, which sets forth the terms by which Ernst & Young will perform audit and interim services for us. We have agreed to waive a jury trial in proceedings arising out of this agreement under certain circumstances.

The following is a summary of the aggregate fees billed to us by Ernst & Young, our independent registered public accounting firm, for the years ended December 31, 2015 and 2014 for each of the following categories of professional services:

	Year Ended December 31,
Fee Category	2015	2014
Audit fees(1)	$690,000	$610,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$690,000	$610,000

(1)	Audit fees for 2015 and 2014 included the aggregate fees for professional services rendered for: (a) the audit of our consolidated financial statements, (b) the review of our interim financial statements, (c) provision of an opinion on management’s assessment of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and (d) the provision of auditor comfort letters to Cantor Fitzgerald & Co. in relation to our controlled equity offering sales agreements with Cantor. Fees for fiscal 2015 also include fees associated with our follow on offering completed in December 2015, which included delivery of comfort letters, consents and review of documents filed with the SEC.

All of the fees described above were pre-approved by the Audit Committee.

Pre-approval Policies

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee, including policies for delegating authority to a member of the Audit Committee. Any service that is approved pursuant to a delegation of authority to a member of the Audit Committee must be reported to the full Audit Committee at a subsequent meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young as described above is compatible with maintaining their independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Related Party Transactions

Other than as described below, there were no other related party transactions since January 2015 with our executive officers, directors and beneficial owners of five percent or more of our securities.

December 2015 Offering.

On December 16, 2015, we entered into two underwriting agreements with Cowen and Company, LLC, the Underwriter, for separate, concurrent offerings of our securities. On December 21, 2015, we sold in these offerings (i) 10,996,191 shares of our common stock that included the exercise of the Underwriter’s over-allotment option of 1,434,286 shares at a price of $0.84 per share and (ii) 20,200 shares of our Series B Convertible Preferred Stock at a price of $840.00 per share, for the total gross proceeds to us of approximately $26.2 million. In these offerings, entities affiliated with Bay City Capital LLC purchased 1,750,000 shares of our common stock, consisting of 1,717,275 shares purchased by Bay City Capital Fund V, L.P., or Fund V, for an aggregate consideration of $1,442,511 and 32,725 shares purchased by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V for an aggregate consideration of $27,489. Dayton Misfeldt, a member of our board of directors, is a managing director of Bay City Capital LLC, which is the manager of Bay City Capital Management V LLC, which in turn serves as the general partner of Fund V and Co-Investment V. Pursuant to our Code of Business Conduct and Ethics and the charter of the Audit Committee, the Audit Committee reviewed and approved these transactions.

Warrant Exercises

In April and October 2009, we issued to Fund V and Co-Investment V, or the Bay City Funds, warrants to purchase an aggregate of 1,665,830 shares of our common stock at an exercise price of $1.32 per share. On July 27, 2015, the Bay City Funds exercised the warrants in full on a cashless basis resulting in us withholding an aggregate of 635,702 shares and issuing to the Bay City Funds the remaining 1,030,128 shares. Based solely on the difference between the closing price of our ordinary shares on the date of exercise and the exercise price of the warrants, the value realized by the Bay City Funds upon exercise of the warrants was approximately $3.6 million.

Our involvement in these warrant exercises did not require approval under our Code of Business Conduct and Ethics because our actions with respect to such matters were undertaken in accordance with our pre-existing obligations under the warrants with the Bay City Funds.

Related Person Transactions Policy and Procedure

It is our policy that any transaction with an executive officer, director, nominee for the election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, must first be presented to the Audit Committee for review, consideration and approval, to the extent required by SEC regulations. This policy is included in our Code of Business Conduct and Ethics.

Executive Severance Benefits Agreements

We have entered into executive severance benefits agreements and related amendments with our executive officers. See “Executive Compensation and Related Information” above for further discussion of these arrangements.

Stock Option Grants

We have granted stock options to our executive officers and our non-employee directors. See “Executive Compensation and Related Information” and “Information About the Board of Directors and Corporate Governance—Director Compensation” above for further discussion of these awards.

Indemnification of Directors and Officers

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of Sunesis, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also intend to execute these agreements with our future executive officers and directors.

There is no pending litigation or proceeding naming any of our directors or executive officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Registration Rights

In June 2013, we entered into an agreement with certain investors terminating the existing registration rights held by such investors and granting them replacement registration rights covering the common stock held by them. We have filed a registration statement under the Securities Act registering the resale of shares of our common stock held by these investors, including shares upon exercise of certain warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2016 (except as noted), information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each of our NEOs;

•	each director and nominee for director; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable and Series B preferred stock convertible as of or within 60 days of March 1, 2016. Shares of common stock subject to stock options and warrants exercisable and Series B preferred stock convertible as of or within 60 days of March 1, 2016 are deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table lists applicable percentage ownership based on 86,934,956 shares of common stock outstanding as of March 1, 2016. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(2)	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders:
Entities affiliated with Growth Equity Opportunities Fund, LLC(3)	7,789,644	8.96%
Entities affiliated with Bay City Capital(4)	7,373,815	8.48%
Entities affiliated with BVF Inc.(5)	9,108,338	9.98%
Entities affiliated with Baker Bros. Advisors (GP) LLC(6)	4,450,000	5.12%
Entities affiliated with Palo Alto Investors, LLC(7)	6,974,854	8.02%
Entities affiliated with Great Point Partners, LLC(8)	8,723,348	9.98%
Entities affiliated with FMR LLC(9)	5,083,834	5.85%
Named Executive Officers and Directors:
James W. Young, Ph.D.(10)	227,216	*
Daniel N. Swisher, Jr.(11)	2,270,200	2.56%
Eric H. Bjerkholt(12)	1,060,370	1.21%
Steven B. Ketchum, Ph.D.(13)	324,828	*
Adam R. Craig, Ph.D.(14)	797,492	*
Matthew K. Fust(15)	153,334	*
Steve R. Carchedi(16)	64,999	*

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(2)	Percentage of Common Stock Beneficially Owned (%)
Helen S. Kim(17)	148,333	*
Dayton Misfeldt(18)	7,512,148	8.63%
Homer L. Pearce, Ph.D.(19)	156,667	*
David C. Stump, M.D.(20)	156,667	*
Geoffrey M Parker (21)	3,125	*
All executive officers and directors as a group (12 persons)	12,875,379	14.05%

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our capital stock.

(1)	This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable and Series B preferred stock convertible within 60 days of March 1, 2016.

(3)	Based on the 13D/A filing on January 7, 2016, as of December 21, 2015, each of Growth Equity Opportunities Fund, LLC, or GEO, New Enterprise Associates 12, Limited Partnership, or NEA 12, NEA Partners 12, Limited Partnership, or NEA Partners 12, NEA 12 GP, LLC, or NEA 12 GP, Michael James Barrett, or Barrett, Peter J. Barris, or Barris, Forest Baskett, or Baskett, Patrick J. Kerins, or Kerins, Krishna S. Kolluri, or Kolluri, and Scott D. Sandell, or Sandell, had shared power to vote 7,789,644 shares of common stock and shared power to dispose of 7,789,644 shares of common stock. The sole member of GEO NEA 12, NEA Partners 12 is the sole general partner of NEA 12, and NEA 12 GP is the sole general partner of NEA Partners 12. Barrett, Barris, Baskett, Ryan D. Drant, Kerins, Kolluri and Sandell are the individual managers of NEA 12 GP. Each of the above named entities and persons, except GEO, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein, if any. The address for GEO is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(4)	Based on the 13D/A filing on December 22, 2015, as of December 21, 2015, included (i) 1,515 shares of our common stock held by Bay City Capital LLC, a Delaware limited liability company, or BCC, (ii) 7,234,441 shares of common stock held by Bay City Capital Fund V, L.P., or Fund V, and (iii) 137,859 shares of common stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V. BCC is the manager of Bay City Capital Management V, LLC, a Delaware limited liability company, or Management V. Management V is the general partner of Fund V and Co-Investment V and has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC is also an advisor to Fund V and Co-Investment V. Dayton Misfeldt, a member of our Board, is a partner of BCC. The address of the principal business and office of Bay City Capital and its affiliates is 750 Battery Street, Suite 400, San Francisco, California 94111.

(5)

Based on the 13G/A filing on February 16, 2016, as of December 21, 2015, BVF Inc. and its related entities beneficially held 4,777,381 shares of common stock and 17,500 shares of Series B preferred stock. BVF Partners L.P., or Partners, is the general partner of Biotechnology Value Fund, L.P., or BVF, and Biotechnology Value Fund II, L.P., or BVF II, is the investment manager of Biotechnology Value Trading Fund OS LP, or Trading Fund OS, and the sole member of BVF Partners OS Ltd, or Partners OS. BVF Inc. is the general partner of Partners, and Mark N. Lampert is a director and officer of BVF Inc. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading

Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and certain Partners management accounts. Series B preferred stock per its terms shall not be converted if, after such conversion, its holding group would beneficially own more than 9.98% of the number of shares of common stock then issued and outstanding. The address of the principal business and office of BVF Inc. and its affiliates is 1 Sansome Street, 30th Floor, San Francisco, California 94104.

(6)	Based on the 13G/A filing on February 16, 2016, as of December 31, 2015, included (i) 458,795 shares of our common stock held by 667, L.P., or 667, and (ii) 3,991,205 shares of common stock held by Baker Brothers Life Sciences, L.P., or Life Sciences and together with 667, the Funds. Baker Bros. Advisors (GP) LLC, or the Adviser GP, Felix J. Baker and Julian C. Baker as principals of the Adviser GP, and Baker Bros. Advisors LP, or the Adviser, may be deemed to be beneficial owners of our securities directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. Each of the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker disclaims beneficial ownership of the securities held by each of the Funds. The address of the principal business and office of the Adviser GP and its affiliates is c/o Baker Bros. Advisors LP, 667 Madison Avenue, 21st Floor, New York, NY 10065.

(7)	Based on the 13G filing on February 16, 2016, as of December 31, 2015, each of Patrick Lee, or Lee, and Anthony Joonkyoo Yun, or Yun, had shared power to vote 6,974,854 shares of common stock and shared power to dispose of 6,974,854 shares of common stock. Lee and Yun co-manage Palo Alto Investors, LLC, or PAI. Each of Lee, Yun and PAI expressly disclaims membership in a group and disclaims beneficial ownership of our securities held by them except to the extent of that person’s pecuniary interest therein. The address of the principal business and office of PAI and its affiliates is 470 University Avenue, Palo Alto, CA 94301.

(8)	Based on the 13G/A filing on February 16, 2016, as of December 31, 2015, included (i) 2,353,668 shares of our common stock and shares of Series B preferred stock convertible into 726,930 shares of our common stock held by Biomedical Value Fund, L.P., or BioVF, (ii) 2,429,594 shares of our common stock and shares of Series B preferred stock convertible into 750,381 shares of our common stock held by Biomedical Offshore Value Fund, Ltd., or BOVF, (iii) 531,474 shares of our common stock and shares of Series B preferred stock convertible into 164,146 shares of our common stock held by Biomedical Institutional Value Fund, L.P., or BIVF, (iv) 2,277,744 shares of our common stock and shares of Series B preferred stock convertible into 703,482 shares of our common stock held by GEF-SMA, LP, or GEF-SMA, and (v) 657,520 shares of our common stock and shares of Series B preferred stock convertible into 355,061 shares of our common stock held by Class D Series of GEF-PS, LP, or GEF-PS. Great Point Partners, LLC, or Great Point, is the investment manager of BioVF, BOVF, BIVF, GEF-SMA and GEF-PS. Dr. Jeffrey R. Jay, M.D., or Dr. Jay, is senior managing member of Great Point, and Mr. David Kroin, or Mr. Kroin, is special managing member of Great Point. Series B preferred stock per its terms shall not be converted if, after such conversion, its holding group would beneficially own more than 9.98% of the number of shares of common stock then issued and outstanding. Great Point’s beneficial ownership in the above table did not include the warrants to purchase an aggregate of 550,000 shares of common stock, which all expired on March 4, 2016. The address of the principal business and office of Great Point and its affiliates is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(9)	Based on the 13G/A filing on February 13, 2015, as of December 31, 2014, consisted of shares beneficially owned by investment advisors that are direct or indirect subsidiaries of FMR LLC, including 4,253,594 shares of common stock owned by Select Biotechnology Portfolio, or Select. The address of FMR LLC and Select is 245 Summer Street, Boston, Massachusetts 02210.

(10)

Includes 3,920 shares of our common stock held by family members of Dr. Young. Dr. Young disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Also includes options held by Dr. Young to purchase 182,500 shares of common stock that are exercisable within 60 days of March 1, 2016.

(11)	Includes options held by Mr. Swisher to purchase 1,803,945 shares of our common stock that are exercisable within 60 days of March 1, 2016. Also includes 199,736 shares of common stock outstanding that are held in the Swisher Revocable Trust for which Mr. Swisher is the trustee.

(12)	Includes options held by Mr. Bjerkholt to purchase 875,621 shares of our common stock exercisable within 60 days of March 1, 2016. Also includes 83,827 shares of common stock outstanding that are held in the Bjerkholt/Hahn Family Trust for which Mr. Bjerkholt is the trustee.

(13)	Includes options held by Dr. Ketchum to purchase 240,569 shares of our common stock exercisable within 60 days of March 1, 2016.

(14)	Includes options held by Dr. Craig to purchase 768,540 shares of our common stock exercisable within 60 days of March 1, 2016. Dr. Craig relinquished his role as Executive Vice President, Development and Chief Medical Officer of the Company, effective December 31, 2015, and is currently a consultant to the Company until June 30, 2017 or earlier termination.

(15)	Consists of options held by Mr. Fust to purchase 153,334 shares of our common stock exercisable within 60 days of March 1, 2016.

(16)	Includes options held by Mr. Carchedi to purchase 64,999 shares of our common stock exercisable within 60 days of March 1, 2016.

(17)	Consists of options held by Ms. Kim to purchase 148,333 shares of our common stock exercisable within 60 days of March 1, 2016. Ms. Kim resigned as a director of the Company on March 23, 2016.

(18)	Includes the shares of our common stock outstanding detailed in Note (4) above held by the entities affiliated with BCC. Mr. Misfeldt is a partner of BCC. BCC is the manager of Management V. Management V, the general partner of Fund V and Co-Investment V, has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC, as the manager of Management V, is also an advisor to Fund V and Co-Investment V. Also includes options held by Mr. Misfeldt to purchase 138,333 shares of our common stock exercisable within 60 days of March 1, 2016. The address for Mr. Misfeldt is c/o Bay City Capital, 750 Battery Street, Suite 400, San Francisco, California 94111.

(19)	Consists of options held by Dr. Pearce to purchase 156,667 shares of our common stock exercisable within 60 days of March 1, 2016.

(20)	Consists of options held by Dr. Stump to purchase 156,667 shares of our common stock exercisable within 60 days of March 1, 2016.

(21)	Represents the portion of Mr. Parker’s initial option grant that would be exercisable within 60 days of March 1, 2016, which option was approved by the Board on March 23, 2015, the date of Mr. Parker’s appointment to our Board, and granted on the last trading day of the month.

OTHER INFORMATION

Stockholder Proposals for Inclusion in our 2017 Proxy Statement

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 26, 2016. However, if our 2016 annual meeting of stockholders is not held between May 8, 2017 and July 7, 2017, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. Such proposals should be submitted to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

Our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals, not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received in writing by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 not less than 120 days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2017 annual meeting, such a proposal must be received by us on or before December 26, 2016. If the date of the annual meeting is before May 8, 2017 or after July 7, 2017, our Corporate Secretary must receive such notice no later than the close of business on the later of 120 calendar days in advance of such annual meeting and 10 calendar days following the date on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2017 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Regulation 14A under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials in the future, you please notify your broker or write or call either (i) our Investor Relations Department at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary, telephone: (650) 266-3500, or (ii) the transfer agent for our common stock, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, telephone: (877) 777-0800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Other Matters at the Annual Meeting

The Board knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

Eric H. Bjerkholt

Executive Vice President, Corporate Development and Finance,

Chief Financial Officer and Corporate Secretary

April     , 2016

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SEC, INCLUDING COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED, IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY STOCKHOLDER. PLEASE ADDRESS ALL SUCH REQUESTS TO OUR INVESTOR RELATIONS DEPARTMENT AT SUNESIS PHARMACEUTICALS, INC., 395 OYSTER POINT BOULEVARD, SUITE 400, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: ERIC H. BJERKHOLT, EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT AND FINANCE, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY BY TELEPHONE TO: (650) 266-3717, OR BY E-MAIL TO: BJERKHOLT@SUNESIS.COM.

Preliminary Proxy Card, Subject to Completion

SUNESIS PHARMACEUTICALS, INC. 395 OYSTER POINT BLVD.

SUITE 400

SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06185-P73623 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUNESIS PHARMACEUTICALS, INC. For Withhold For All

The Board of Directors recommends you vote FOR All All Except the following:

Vote on Directors

To withhold authority to vote for any individual

nominee(s), mark “For All Except” and write the

number(s) of the nominee(s) on the line below.

1. To elect the three nominees for director named below to hold office as Class II members of the Board of Directors until the 2019 annual meeting of stockholders.

Nominees:

01) James W. Young, Ph.D. 02) Steven B. Ketchum, Ph.D. 03) Homer L. Pearce, Ph.D.

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2. To approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2016.

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

4. To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com.

E06186-P73623

SUNESIS PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 7, 2016 10:00 A.M. (Pacific) This proxy is solicited by the Board of Directors

The undersigned stockholder of SUNESIS PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement for the 2016 Annual Meeting of Stockholders of Sunesis Pharmaceuticals, Inc., and hereby appoints Daniel N. Swisher, Jr. and Eric H. Bjerkholt, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of Sunesis Pharmaceuticals, Inc. to be held on Tuesday, June 7, 2016 at 10:00 A.M. local time, at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and at any and all adjournments, continuations or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

If you return your signed proxy card to us or otherwise vote before the Annual Meeting, we will vote the shares as you direct. If you are a stockholder of record, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy: FOR the election of the three directors nominated by the Board of Directors as Class II directors to serve until the 2019 Annual Meeting of Stockholders (Proposal No. 1); FOR, to approve on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement (Proposal No. 2); FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2016 (Proposal No. 3); FOR, to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split (Proposal No. 4); and at the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Continued and to be signed on reverse side